Exhibit 99.1

Contact:

Jeffrey J. Carfora, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS STRONG THIRD QUARTER RESULTS, AS

NET INTEREST MARGIN CONTINUES TO EXPAND

Bedminster, N.J. – October 27, 2022 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the “Company”) announces its third quarter 2022 results.

This earnings release should be read in conjunction with the Company’s Q3 2022 Investor Update, a copy of which is available on our website at www.pgbank.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.

The Company recorded total revenue of $61.91 million, net income of $20.13 million and diluted earnings per share (“EPS”) of $1.09 for the quarter ended September 30, 2022, compared to revenue of $52.99 million, net income of $14.17 million and diluted EPS of $0.74 for the three months ended September 30, 2021.

The Company’s return on average assets, return on average equity, and return on average tangible equity totaled 1.30%, 15.21% and 16.73%, respectively, for the September 2022 quarter.

The September 2022 quarter results were driven by continued improvement in net interest income and net interest margin, which improved $10.3 million and 56 basis points, when compared to the September 2021 quarter (and $2.6 million and 15 basis points when compared to the June 2022 quarter). This benefit was partially offset by a decline in noninterest income, principally wealth management fee income and capital markets activity fee income, due to volatility in the markets.

The September 2022 quarter included a $571,000 fair value adjustment on an equity security held for CRA investment purposes. This adjustment reduced total revenue by $571,000; net income by $414,000; and EPS by $0.03, for the September 2022 quarter.

Douglas L. Kennedy, President and CEO said, “Our third quarter 2022 results continued to reflect the asset sensitivity of our loan portfolio, as loans continued to reprice upward in the rising rate environment.”

Mr. Kennedy also noted, "As previously announced, the Company has entered the Life Insurance Premium Finance business. Life insurance premium finance is a safe and profitable business, and we believe it is the next logical step in our growth plan. While Q4 of 2022 will include some level of loan originations, the business is expected to be fully operational at the beginning of 2023."

The following are select highlights:

Peapack Private Wealth Management:

•
AUM/AUA in our Peapack Private Wealth Management Division totaled $9.3 billion at September 30, 2022.
•
Gross new business inflows for Q3 2022 totaled $219 million (and for the first nine months of 2022 totaled $775 million).
•
Wealth Management fee income of $12.9 million for Q3 2022 comprised 21% of total revenue for the quarter.
•
Successfully opened our new Summit Wealth Management office, which has consolidated the teams of several previously acquired firms with legacy Peapack Private team members.

Commercial Banking and Balance Sheet Management:

•
The net interest margin ("NIM") improved by 15 basis points in Q3 2022 compared to Q2 2022 and improved 56 basis points when compared to Q3 2021.
•
During the third quarter of 2022, the Company successfully migrated $287 million of interest-bearing checking into noninterest-bearing demand deposits.
•
Noninterest-bearing demand deposits comprised 25% of total deposits as of September 30, 2022.
•
Core deposits (which includes noninterest-bearing demand and interest-bearing demand, savings and money market accounts) totaled 91% of total deposits at September 30, 2022.
•
Commercial & industrial lending (“C&I”) loan/lease balances comprised 40% of the total loan portfolio at September 30, 2022.
•
Total loans grew 7% (9% annualized) to $5.19 billion at September 30, 2022 compared to $4.84 billion at December 31, 2021.
•
Fee income on unused commercial lines of credit totaled $818,000 for Q3 2022.

Capital Management:

•
Repurchased 290,399 shares of Company stock for a total cost of $9.9 million during Q3 2022. (790,277 shares of Company stock for a total cost of $27.5 million were repurchased during the first nine months of 2022.)
•
At September 30, 2022, Regulatory Tier 1 Leverage Ratio stood at 10.8% for Peapack-Gladstone Bank (the "Bank") and 8.7% for the Company; and Regulatory Common Equity Tier 1 Ratio (to Risk-Weighted Assets) stood at 13.5% for the Bank and 10.9% for the Company. These ratios have increased from June 30, 2022 levels (and from December 31, 2021 levels) and are significantly above well capitalized standards, as capital has benefitted from strong net income generation.

SUMMARY INCOME STATEMENT DETAILS:

The following tables summarize specified financial details for the periods shown.

September 2022 Year Compared to Prior Year

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	Increase/
(Dollars in millions, except per share data)	2022	2021	(Decrease)
Net interest income	$128.04	$100.85	$27.19	27%
Wealth management fee income (A)	41.67	39.03	2.64	7
Capital markets activity (B)	8.30	7.10	1.20	17
Other income (C)	(0.36)	7.15	(7.51)	(105)
Total other income	49.61	53.28	(3.67)	(7)
Operating expenses (A) (D)	100.39	94.46	5.93	6
Pretax income before provision for credit losses	77.26	59.67	17.59	29
Provision for credit losses	4.42	2.73	1.69	62
Pretax income	72.84	56.94	15.90	28
Income tax expense/(benefit)	19.17	15.17	4.00	26
Net income	$53.67	$41.77	$11.90	28%
Diluted EPS	$2.88	$2.15	$0.73	34%

Total Revenue (E)	$177.65	$154.13	$23.52	15%

Return on average assets annualized	1.16%	0.94%	0.22
Return on average equity annualized	13.46%	10.43%	3.03

(A) The nine months ended September 30, 2022 included nine months of wealth management fee income and expense related to the July 2021 acquisition of Princeton Portfolio Strategies Group, while the nine months ended September 30, 2021 included three months.

(B) Capital markets activity includes fee income from loan level back-to-back swaps, the Small Business Association ("SBA") lending and sale program, corporate advisory and mortgage banking activities.

(C) Other income for the nine months ended September 30, 2022 included a $6.6 million loss on sale of securities associated with a balance sheet repositioning executed in the first quarter of 2022, and a $1.7 million fair value adjustment on a CRA equity security. The September 2021 nine months included a cost of $842,000 related to the termination of interest rate swaps; a $1.4 million gain on loans; $722,000 of fee income related to the referral of Paycheck Protection Program ("PPP") loans to a third party; $455,000 of additional Bank Owned Life Insurance ("BOLI") income related to the receipt of life insurance proceeds; and a $293,000 fair value adjustment on a CRA equity security.

(D) The nine months ended September 2022 and 2021 each included $1.5 million of severance expense related to certain staff reorganizations within several areas of the Bank. The nine months ended September 2021 also included $648,000 of expense related to the redemption of subordinated debt; and $1.4 million related to a swap valuation allowance.

(E) Total revenue equals the sum of net interest income plus total other income.

September 2022 Quarter Compared to Prior Year Quarter

	Three Months Ended	Three Months Ended
	September 30,	September 30,	Increase/
(Dollars in millions, except per share data)	2022	2021	(Decrease)
Net interest income	$45.53	$35.21	$10.32	29%
Wealth management fee income	12.94	13.86	(0.92)	(7)
Capital markets activity (A)	0.78	2.06	(1.28)	(62)
Other income (B)	2.66	1.86	0.80	43
Total other income	16.38	17.78	(1.40)	(8)
Operating expenses (C)	33.56	32.18	1.38	4
Pretax income before provision for credit losses	28.35	20.81	7.54	36
Provision for credit losses	0.60	1.60	(1.00)	(63)
Pretax income	27.75	19.21	8.54	44
Income tax expense	7.62	5.04	2.58	51
Net income	$20.13	$14.17	$5.96	42%
Diluted EPS	$1.09	$0.74	$0.35	48%

Total Revenue (D)	$61.91	$52.99	$8.92	17%

Return on average assets annualized	1.30%	0.95%	0.35
Return on average equity annualized	15.21%	10.40%	4.81

(A) Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.

(B) Other income for the September 2022 and 2021 quarters included a fair value adjustment on a CRA equity security of $571,000 and $70,000, respectively

(C) The September 2021 quarter included $1.4 million of expense related to a swap valuation allowance.

(D) Total revenue equals the sum of net interest income plus total other income.

September 2022 Quarter Compared to Linked Quarter

	Three Months Ended	Three Months Ended
	September 30,	June 30,	Increase/
(Dollars in millions, except per share data)	2022	2022	(Decrease)
Net interest income	$45.53	$42.89	$2.64	6%
Wealth management fee income	12.94	13.89	(0.95)	(7)
Capital markets activity (A)	0.78	2.86	(2.08)	(73)
Other income (B)	2.66	1.76	0.90	51
Total other income	16.38	18.51	(2.13)	(12)
Operating expenses	33.56	32.66	0.90	3
Pretax income before provision for credit losses	28.35	28.74	(0.39)	(1)
Provision for credit losses	0.60	1.45	(0.85)	(59)
Pretax income	27.75	27.29	0.46	2
Income tax expense	7.62	7.19	0.43	6
Net income	$20.13	$20.10	$0.03	0%
Diluted EPS	$1.09	$1.08	$0.01	1%

Total Revenue (C)	$61.91	$61.40	$0.51	1%

Return on average assets annualized	1.30%	1.30%	0.00
Return on average equity annualized	15.21%	15.43%	(0.22)

(A) Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.

(B) Other income for the September 2022 and June 2022 quarters included a fair value adjustment on a CRA equity security of $571,000 and $475,000, respectively.

(C) Total revenue equals the sum of net interest income plus total other income.

SUPPLEMENTAL QUARTERLY DETAILS:

Peapack Private Wealth Management

In the September 2022 quarter, the Bank’s wealth management business, Peapack Private Wealth Management ("PPWM"), generated $12.94 million in fee income, compared to $13.89 million for the June 30, 2022 quarter and $13.86 million for the September 2021 quarter. Continued market declines in 2022 further impacted the results in the September 2022 quarter, as the S&P decreased another 5% in Q3 2022 (and YTD down 25%).

John Babcock, President of Peapack Private Wealth Management noted, “Notwithstanding broad market forces that have negatively impacted both the equities and bond markets, and with economic challenges ahead, our business is sound and continues to attract new clients as well as additional funds from existing relationships. In Q3 2022, total new accounts and client additions totaled $219 million which brings our nine-month 2022 total to $775 million, an annualized pace consistent with the last several years. As we enter Q4 2022, our new business pipeline is healthy, and we remain focused on delivering excellent service and advice to our clients during these turbulent times. Our highly skilled professionals, our fiduciary powers and expertise, our financial planning capabilities and our high-touch client service model distinguishes PPWM in our market and are the drivers behind our growth and success.”

Loans / Commercial Banking

Total loans grew 7% (9% annualized) to $5.19 billion at September 30, 2022 compared to $4.84 billion at December 31, 2021.

Total C&I loans and leases at September 30, 2022 were $2.10 billion or 40% of the total loan portfolio.

Mr. Kennedy noted, “Our loan growth has historically been strong however, given economic uncertainty and rising interest rates, we believe loan demand will subside somewhat. Further, we have tightened our initial underwriting in anticipation of a potential economic downturn and higher rate environment. Given that, we believe we will achieve modest growth for the remainder of 2022, resulting in mid to high single digit growth for all of 2022.”

Mr. Kennedy also noted, “We are proud to have built a leading middle market commercial banking franchise, as evidenced by our C&I Portfolio, Treasury Management services, and Corporate Advisory and SBA businesses. Additionally, we are encouraged by the expansion into the Life Insurance Premium Finance business and believe it will prove to be a safe and profitable business line that aligns with the Company's strategy.”

Net Interest Income (NII)/Net Interest Margin (NIM)

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
	NII	NIM	NII	NIM

NII/NIM excluding the below	$126,643	2.84%	$97,655	2.53%
Prepayment premiums received on loan paydowns	912	0.02%	1,530	0.03%
Effect of maintaining excess interest earning cash	485	-0.03%	(365)	-0.17%
Effect of PPP loans	—	0.00%	2,029	-0.04%
NII/NIM as reported	$128,040	2.83%	$100,849	2.35%

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2022		June 30, 2022		September 30, 2021
	NII	NIM	NII	NIM	NII	NIM

NII/NIM excluding the below	$44,728	2.99%	$42,526	2.83%	$34,635	2.56%
Prepayment premiums received on loan paydowns	305	0.02%	255	0.02%	325	0.02%
Effect of maintaining excess interest earning cash	492	-0.03%	112	-0.02%	(46)	-0.14%
Effect of PPP loans	—	0.00%	—	0.00%	297	-0.02%
NII/NIM as reported	$45,525	2.98%	$42,893	2.83%	$35,211	2.42%

The Company’s reported NII and NIM for Q3 2022 increased $2.6 million and 15 basis points, respectively, compared to the linked quarter (Q2 2022) and $10.3 million and 56 basis points compared to the prior year quarter (Q3 2021). When comparing to the prior year quarter the Bank grew its loan portfolio at rates/spreads beneficial to NIM, while reducing lower-yielding liquidity. Additionally, the Bank benefitted from the increases in LIBOR and the Prime rate during 2022.

Mr. Kennedy stated, “As noted above, we benefitted from the increases in LIBOR and Prime during 2022 and our loan portfolio is positioned to continue to benefit from a rise in interest rates. 23% of our loan portfolio reprices within one-month; 36% within three-months and 46% ($2.4 billion) within one year. Our current modeling, with an average deposit beta assumption of 45% on a go-forward basis, indicates net interest income will improve approximately 2.2% in year one and 5.8% in year two, after a 150-basis point rate shock.”

Funding / Liquidity / Interest Rate Risk Management

The Company actively manages its deposit base to reduce reliance on wholesale funding, volatility, and/or operational risk. Total deposits increased $33 million to $5.30 billion at September 30, 2022 from $5.27 billion at December 31, 2021 and decreased $105 million from $5.40 billion at June 30, 2022. The deposit outflows for the quarter included large relationships strategically utilizing their funds, including investing into our Wealth Management business, acquisitions, further investing in their business, and purchasing real estate and other investments. As noted previously, during the third quarter of 2022, the Company successfully migrated $287 million of interest-bearing checking into noninterest-bearing demand deposits.

Mr. Kennedy noted, “91% of our deposits are demand, savings, or money market accounts, and our noninterest bearing deposits comprise 25% of our total deposits; both metrics reflect the core nature of our deposit base.”

At September 30, 2022, the Company’s balance sheet liquidity (investments available for sale, interest-earning deposits and cash) totaled $634.1 million (or 10% of assets).

The Company maintains backup liquidity of approximately $1.8 billion of secured available funding with the Federal Home Loan Bank and $1.7 billion of secured funding from the Federal Reserve Discount Window. The available funding from the Federal Home Loan Bank and the Federal Reserve are secured by the Company’s loan and investment portfolios.

Income from Capital Markets Activities

Noninterest income from Capital Markets activities (detailed below) totaled $784,000 for the September 2022 quarter compared to $2.86 million for the June 2022 quarter and $2.06 million for the September 2021 quarter. The June 2022 quarter results were driven by $2.68 million in gains on sales of SBA loans. The September 2021 quarter reflected $1.57 million in gains on the sale of SBA loans and increased mortgage banking activity due to greater refinance activity in the low-rate environment.

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2021
Gain on loans held for sale at fair value (Mortgage banking)	$458	$1,842
Fee income related to loan level, back-to-back swaps	—	—
Gain on sale of SBA loans	6,141	3,950
Corporate advisory fee income	1,696	1,303
Total capital markets activity	$8,295	$7,095

	Three Months Ended	Three Months Ended	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021
Gain on loans held for sale at fair value (Mortgage banking)	$60	$151	$408
Fee income related to loan level, back-to-back swaps	—	—	—
Gain on sale of SBA loans	622	2,675	1,569
Corporate advisory fee income	102	33	84
Total capital markets activity	$784	$2,859	$2,061

Other Noninterest Income (other than Wealth Management fee income and Income from Capital Markets Activities)

Other noninterest income was $2.66 million for Q3 2022 compared to $1.76 million for Q2 2022 and $1.86 million for Q3 2021. Q3 2022 included $818,000 of unused line fees compared to $529,000 for Q2 2022 and $163,000 for Q3 2021. Additionally, Q3 2022 included $547,000 of income recorded by the Equipment Finance Division related to equipment transfers to lessees.

Operating Expenses

The Company’s total operating expenses were $33.56 million for the quarter ended September 30, 2022, compared to $32.66 million for the June 2022 quarter and $32.19 million for the September 2021 quarter. The 2022 quarters included increased costs related to health insurance and corporate insurance, as well as normal annual merit increases and year-end bonuses. The September 2021 quarter included $1.4 million related to a swap valuation allowance.

Mr. Kennedy noted, “While we continue to manage expenses closely and prudently, we have and will continue to invest in our existing people as the market demands in order to retain the talent we have acquired. We will also grow and expand our core wealth management and commercial banking businesses, including strategic hires and lift-outs, and invest in digital enhancements to further enhance the client experience.”

Income Taxes

The effective tax rate for the three months ended September 30, 2022 was 27.47%, as compared to 26.35% for the June 2022 quarter and 26.22% for the quarter ended September 30, 2021, reflecting higher pre-tax income.

Asset Quality / Provision for Credit Losses

Nonperforming assets (which does not include troubled debt restructured loans that are performing in accordance with their terms) were $15.8 million, or 0.26% of total assets at September 30, 2022. Loans past due 30 to 89 days and still accruing were $7.2 million, which included a $5.1 million outstanding loan to a US governmental unit.

Criticized and classified loans totaled $109.6 million at September 30, 2022, reflecting declines from both December 31, 2021 and June 30, 2022 levels.

The Company currently has no loans or leases on deferral and accruing. (During the COVID-19 pandemic, $914 million was on deferral status at June 30, 2020).

On January 1, 2022, the Company implemented Current Expected Credit Losses (“CECL”) methodology for calculating the Company’s Allowance for Credit Losses (“ACL”). The day one CECL adjustment totaled $5.5 million (a reduction to December 31, 2021 ACL, and benefit to Capital, net of tax effect).

For the quarter ended September 30, 2022, the Company’s provision for credit losses was $599,000 compared to $1.4 million for the June 2022 quarter and $1.6 million for the September 2021 quarter. The provision for credit losses in the September 2022 was lower, when compared to the June 2022 and September 2021 quarters, principally driven by modest loan growth when compared to prior periods.

At September 30, 2022, the ACL was $59.68 million (1.15% of total loans), compared to $59.02 million (1.14% of loans) at June 30, 2022. The ALLL at December 31, 2021 (before adoption of CECL) was $61.70 million (1.27% of loans).

Capital

The Company’s capital position during the September 2022 quarter was benefitted by net income of $20.13 million which was partially offset by the repurchase of 290,399 shares through the Company’s stock repurchase program at a total cost of $9.9 million and the quarterly dividend of $909,000. U.S. Generally Accepted Accounting Principles (“GAAP”) Capital at September 30, 2022 was also impacted by a $23.6 million increase in the unrealized loss on available-for-sale securities in the third quarter of 2022 due to the significant rise in medium-term Treasury yields.

Mr. Kennedy noted, “Despite capital spent on stock repurchases, and capital being affected by the increased unrealized loss on AFS securities, our tangible book value per share improved slightly during Q3 2022 to $26.10 at September 30, 2022.”

The Company’s and Bank’s regulatory capital ratios as of September 30, 2022 remain strong, and reflect increases from June 30, 2022 and December 31, 2021 levels. Where applicable, such ratios remain well above regulatory well capitalized standards.

The Company employs quarterly capital stress testing – adverse case and severely adverse case. In the most recent completed stress test (as of June 30, 2022), under the severely adverse case, and no growth scenario, the Bank remains well capitalized over a two-year stress period. With an additional stress overlay (impacting the industries most affected by the Pandemic more severely), the Bank still remains well capitalized over the two-year stress period.

On October 27, 2022, the Company declared a cash dividend of $0.05 per share payable on November 28, 2022, to shareholders of record on November 10, 2022.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $6.1 billion and assets under management/administration of $9.3 billion as of September 30, 2022. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative wealth management, commercial and retail solutions, including residential lending and online platforms, to businesses and consumers. Peapack Private, the bank’s wealth management division, offers comprehensive financial, tax, fiduciary and investment advice and solutions to individuals, families, privately-held businesses, family offices and not-for-profit organizations, which help them to establish, maintain and expand their legacy. Together, Peapack-Gladstone Bank and Peapack Private offer an unparalleled commitment to client service. Visit www.pgbank.com and www.peapackprivate.com for more information.

The foregoing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•
our ability to successfully grow our business and implement our strategic plan, including our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•
the impact of anticipated higher operating expenses in 2022 and beyond;
•
our ability to successfully integrate wealth management firm acquisitions;
•
our ability to manage our growth;
•
our ability to successfully integrate our expanded employee base;
•
an unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•
declines in our net interest margin caused by the interest rate environment and/or our highly competitive market;
•
declines in the value in our investment portfolio;
•
impact from a pandemic event on our business, operations, customers, allowance for credit losses and capital levels;
•
the continuing impact of the COVID-19 pandemic on our business and results of operation;
•
higher than expected increases in our allowance for credit losses;
•
higher than expected increases in loan and lease losses or in the level of delinquent, nonperforming, classified and criticized loans;
•
inflation and changes in interest rates, which may adversely impact or margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and lead to higher operating costs;
•
decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs;
•
successful cyberattacks against our IT infrastructure and that of our IT and third-party providers;
•
higher than expected FDIC insurance premiums;
•
adverse weather conditions;
•
the current or anticipated impact of military conflict, terrorism or other geopolitical events;
•
our inability to successfully generate new business in new geographic markets;
•
a reduction in our lower-cost funding sources;
•
our inability to adapt to technological changes;
•
claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;
•
our inability to retain key employees;
•
demands for loans and deposits in our market areas;
•
adverse changes in securities markets;
•
changes in accounting policies and practices; and
•
other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2021. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except share data)

(Unaudited)

	For the Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2022	2022	2022	2021	2021
Income Statement Data:
Interest income	$55,013	$48,520	$44,140	$42,075	$40,067
Interest expense	9,488	5,627	4,518	4,863	4,856
Net interest income	45,525	42,893	39,622	37,212	35,211
Wealth management fee income	12,943	13,891	14,834	13,962	13,860
Service charges and fees	1,060	1,063	952	996	959
Bank owned life insurance	299	310	313	308	311
Gain on loans held for sale at fair value (Mortgage banking) (A)	60	151	247	352	408
Gain/(loss) on loans held for sale at lower of cost or fair value	—	—	—	(265)	—
Fee income related to loan level, back-to-back swaps (A)	—	—	—	—	—
Gain on sale of SBA loans (A)	622	2,675	2,844	989	1,569
Corporate advisory fee income (A)	102	33	1,561	2,180	84
Other income	1,868	860	1,254	581	660
Loss on securities sale, net (B)	—	—	(6,609)	—	—
Fair value adjustment for CRA equity security	(571)	(475)	(682)	(139)	(70)
Total other income	16,383	18,508	14,714	18,964	17,781
Salaries and employee benefits (C)	22,656	21,882	22,449	20,105	19,859
Premises and equipment	4,534	4,640	4,647	4,519	4,459
FDIC insurance expense	510	503	471	402	555
Swap valuation allowance	—	—	673	893	1,350
Other expenses	5,860	5,634	5,929	5,785	5,962
Total operating expenses	33,560	32,659	34,169	31,704	32,185
Pretax income before provision for credit losses	28,348	28,742	20,167	24,472	20,807
Provision for credit losses (D)	599	1,449	2,375	3,750	1,600
Income before income taxes	27,749	27,293	17,792	20,722	19,207
Income tax expense	7,623	7,193	4,351	5,867	5,036
Net income	$20,126	$20,100	$13,441	$14,855	$14,171

Total revenue (E)	$61,908	$61,401	$54,336	$56,176	$52,992
Per Common Share Data:
Earnings per share (basic)	$1.11	$1.10	$0.73	$0.80	$0.76
Earnings per share (diluted)	1.09	1.08	0.71	0.78	0.74
Weighted average number of common shares outstanding:
Basic	18,072,385	18,325,605	18,339,013	18,483,268	18,763,316
Diluted	18,420,661	18,637,340	18,946,683	19,070,594	19,273,831
Performance Ratios:
Return on average assets annualized (ROAA)	1.30%	1.30%	0.87%	0.96%	0.95%
Return on average equity annualized (ROAE)	15.21%	15.43%	9.88%	10.94%	10.40%

Return on average tangible common equity (ROATCE) (F)	16.73%	17.00%	10.85%	12.03%	11.43%
Net interest margin (tax-equivalent basis)	2.98%	2.83%	2.69%	2.46%	2.42%
GAAP efficiency ratio (G)	54.21%	53.19%	62.88%	56.44%	60.74%
Operating expenses / average assets annualized	2.17%	2.11%	2.22%	2.05%	2.16%

(A) Gain on loans held for sale at fair value (mortgage banking), fee income related to loan level, back-to-back swaps, gain on sale of SBA loans and corporate advisory fee income are all included in “capital markets activity” as referred to within the earnings release.

(B) Loss on sale of securities was a result of a balance sheet repositioning employed in the March 2022 quarter.

(C) The March 2022 quarter included $1.5 million of severance expense related to corporate restructuring.

(D) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(E) Total revenue equals the sum of net interest income plus total other income.

(F) Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation included in these tables.

(G) Calculated as total operating expenses as a percentage of total revenue. For Non-GAAP efficiency ratio, see the Non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except share data)

(Unaudited)

	For the Nine Months Ended
	Sept 30,		Change
	2022	2021	$	%
Income Statement Data:
Interest income	$147,673	$117,992	$29,681	25%
Interest expense	19,633	17,143	2,490	15%
Net interest income	128,040	100,849	27,191	27%
Wealth management fee income	41,668	39,025	2,643	7%
Service charges and fees	3,075	2,701	374	14%
Bank owned life insurance	922	1,388	(466)	-34%
Gain on loans held for sale at fair value (Mortgage banking) (A)	458	1,842	(1,384)	-75%
Gain on loans held for sale at lower of cost or fair value (B)	—	1,407	(1,407)	-100%
Fee income related to loan level, back-to-back swaps (A)	—	—	—	N/A
Gain on sale of SBA loans (A)	6,141	3,950	2,191	55%
Corporate advisory fee income (A)	1,696	1,303	393	30%
Loss on swap termination	—	(842)	842	-100%
Other income (C)	3,982	2,798	1,184	42%
Loss on securities sale, net (D)	(6,609)	—	(6,609)	N/A
Fair value adjustment for CRA equity security	(1,728)	(293)	(1,435)	490%
Total other income	49,605	53,279	(3,674)	-7%
Salaries and employee benefits (E)	66,987	61,759	5,228	8%
Premises and equipment	13,821	12,646	1,175	9%
FDIC insurance expense	1,484	1,669	(185)	-11%
Swap valuation allowance	673	1,350	(677)	-50%
Other expenses	17,423	17,039	384	2%
Total operating expenses	100,388	94,463	5,925	6%
Pretax income before provision for credit losses	77,257	59,665	17,592	29%
Provision for credit losses (F)	4,423	2,725	1,698	62%
Income before income taxes	72,834	56,940	15,894	28%
Income tax expense	19,167	15,173	3,994	26%
Net income	$53,667	$41,767	$11,900	28%

Total revenue (G)	$177,645	$154,128	$23,517	15%
Per Common Share Data:
Earnings per share (basic)	$2.94	$2.21	$0.73	33%
Earnings per share (diluted)	2.88	2.15	0.73	34%
Weighted average number of common shares outstanding:
Basic	18,244,691	18,891,601	(646,910)	-3%
Diluted	18,652,042	19,390,522	(738,480)	-4%
Performance Ratios:
Return on average assets annualized (ROAA)	1.16%	0.94%	0.22%	23%
Return on average equity annualized (ROAE)	13.46%	10.43%	3.03%	29%
Return on average tangible common equity (ROATCE) (H)	14.81%	11.40%	3.41%	30%
Net interest margin (tax-equivalent basis)	2.83%	2.35%	0.48%	21%
GAAP efficiency ratio (I)	56.51%	61.29%	(4.78)%	-8%
Operating expenses / average assets annualized	2.17%	2.12%	0.05%	2%

(A) Gain on loans held for sale at fair value (mortgage banking), fee income related to loan level, back-to-back swaps, gain on sale of SBA loans and corporate advisory fee income are all included in “capital markets activity” as referred to within the earnings release.

(B) Includes gain on sale of $57 million of PPP loans completed in the nine months ended September 30, 2021.

(C) Includes income of $722,000 from the referral of PPP loans to a third-party firm during the nine months ended September 30, 2021.

(D) Loss on sale of securities was a result of a balance sheet repositioning employed in the March 2022 quarter.

(E) The September 2022 and 2021 nine months ended each included $1.5 million of severance expense related to corporate restructuring.

(F) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(G) Total revenue equals the sum of net interest income plus total other income.

(H) Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation included in these tables.

(I) Calculated as total operating expenses as a percentage of total revenue. For Non-GAAP efficiency ratio, see the Non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$5,066	$6,203	$8,849	$5,929	$9,299
Federal funds sold	—	—	—	—	—
Interest-earning deposits	103,214	147,222	105,111	140,875	606,913
Total cash and cash equivalents	108,280	153,425	113,960	146,804	616,212
Securities available for sale	497,880	556,791	601,163	796,753	843,779
Securities held to maturity	103,551	105,048	106,816	108,680	—
CRA equity security, at fair value	12,957	13,528	14,003	14,685	14,824
FHLB and FRB stock, at cost (A)	14,986	13,710	18,570	12,950	12,950

Residential mortgage	519,088	512,341	513,289	501,340	510,878
Multifamily mortgage	1,856,675	1,876,783	1,850,097	1,595,866	1,497,683
Commercial mortgage	638,903	657,812	669,899	662,626	680,107
Commercial and industrial loans	2,099,917	2,048,474	2,041,720	2,009,252	1,833,532
Consumer loans	37,412	37,675	35,322	33,687	30,689
Home equity lines of credit	36,375	36,023	38,604	40,803	42,512
Other loans	259	236	226	238	245
Total loans	5,188,629	5,169,344	5,149,157	4,843,812	4,595,646
Less: Allowances for credit losses (B)	59,683	59,022	58,386	61,697	65,133
Net loans	5,128,946	5,110,322	5,090,771	4,782,115	4,530,513

Premises and equipment	23,781	22,804	22,960	23,044	23,123
Other real estate owned	116	116	—	—	—
Accrued interest receivable	17,816	23,468	22,890	21,589	22,790
Bank owned life insurance	47,072	46,944	46,805	46,663	46,510
Goodwill and other intangible assets	47,698	48,082	48,471	48,902	49,333
Finance lease right-of-use assets	3,021	3,209	3,395	3,582	3,769
Operating lease right-of-use assets	13,404	14,192	14,725	9,775	10,307
Due from brokers (C)	—	—	120,245	—	—
Other assets (D)	67,753	39,528	30,890	62,451	66,175
TOTAL ASSETS	$6,087,261	$6,151,167	$6,255,664	$6,077,993	$6,240,285

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$1,317,954	$1,043,225	$1,023,208	$956,482	$986,765
Interest-bearing demand deposits	2,149,629	2,456,988	2,362,987	2,287,894	2,355,892
Savings	166,821	168,441	162,116	154,914	168,831
Money market accounts	1,178,112	1,217,516	1,304,017	1,307,051	1,287,686
Certificates of deposit – Retail	345,047	375,387	384,909	409,608	426,981
Certificates of deposit – Listing Service	30,647	31,348	31,348	31,382	31,382
Subtotal “customer” deposits	5,188,210	5,292,905	5,268,585	5,147,331	5,257,537
IB Demand – Brokered	85,000	85,000	85,000	85,000	85,000
Certificates of deposit – Brokered	25,974	25,963	33,831	33,818	33,804
Total deposits	5,299,184	5,403,868	5,387,416	5,266,149	5,376,341
Short-term borrowings	32,369	—	122,085	—	—
Paycheck Protection Program Liquidity Facility (E)	—	—	—	—	48,496
Finance lease liability	5,003	5,305	5,573	5,820	6,063
Operating lease liability	14,101	14,756	15,155	10,111	10,644
Subordinated debt, net	132,916	132,844	132,772	132,701	132,629
Other liabilities (D)	88,174	74,070	69,237	116,824	123,098
TOTAL LIABILITIES	5,571,747	5,630,843	5,732,238	5,531,605	5,697,271
Shareholders’ equity	515,514	520,324	523,426	546,388	543,014
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$6,087,261	$6,151,167	$6,255,664	$6,077,993	$6,240,285
Assets under management and / or administration at Peapack-Gladstone Bank’s Private Wealth Management Division (market value, not included above-dollars in billions)	$9.3	$9.5	$10.7	$11.1	$10.3

(A) FHLB means "Federal Home Loan Bank" and FRB means "Federal Reserve Bank."

(B) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(C) Includes $120 million due from FHLB related to securities sales at March 31, 2022. The $120 million received on April 1, 2022, was used to reduce short term borrowings.

(D) The change in other assets and other liabilities was primarily due to the change in the fair value of our back-to-back swap program.

(E) Represents funding provided by the Federal Reserve for pledged PPP loans.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2022	2022	2022	2021	2021
Asset Quality:
Loans past due over 90 days and still accruing	$—	$—	$—	$—	$—
Nonaccrual loans	15,724	15,078	15,884	15,573	25,925
Other real estate owned	116	116	—	—	—
Total nonperforming assets	$15,840	$15,194	$15,884	$15,573	$25,925

Nonperforming loans to total loans	0.30%	0.29%	0.31%	0.32%	0.56%
Nonperforming assets to total assets	0.26%	0.25%	0.25%	0.26%	0.42%

Performing TDRs (A)(B)	$2,761	$2,272	$2,375	$2,479	$416

Loans past due 30 through 89 days and still accruing (C)	$7,248	$3,126	$606	$8,606	$1,193

Loans subject to special mention	$82,107	$98,787	$110,252	$116,490	$115,935

Classified loans	$27,507	$27,167	$47,386	$50,702	$51,937

Impaired loans	$13,047	$13,227	$16,147	$18,052	$26,341

Allowance for credit losses ("ACL"):
Beginning of quarter	$59,022	$58,386	$61,697	$65,133	$63,505
Day one CECL adjustment	—	—	(5,536)	—	—
Provision for credit losses (D)	665	646	2,489	3,750	1,600
(Charge-offs)/recoveries, net	(4)	(10)	(264)	(7,186)	28
End of quarter	$59,683	$59,022	$58,386	$61,697	$65,133

ACL to nonperforming loans	379.57%	391.44%	367.58%	396.18%	251.24%
ACL to total loans	1.15%	1.14%	1.13%	1.27%	1.42%
General ACL to total loans (E)	1.10%	1.09%	1.09%	1.19%	1.26%

(A) Amounts reflect troubled debt restructurings (“TDRs”) that are paying according to restructured terms.

(B) Excludes TDRs included in nonaccrual loans in the following amounts: $12.9 million at September 30, 2022; $13.5 million at June 30, 2022; $13.6 million at March 31, 2022; $1.1 million at December 31, 2021 and $4.0 million at September 30, 2021.

(C) Includes $5.1 million outstanding to a U.S. governmental unit at September 30, 2022; and $6.9 million for one equipment lease principally due to administrative issues with the servicer and the lessee/borrower at December 31, 2021.

(D) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology. Provision to roll forward the ACL excludes a credit of $66,000 at September 30, 2022, a provision of $803,000 at June 30, 2022 and a credit of $114,000 at March 31, 2022 related to off-balance sheet commitments.

(E) Total ACL less specific reserves equals general ACL.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	September 30,	December 31,	September 30,
	2022	2021	2021
Capital Adequacy
Equity to total assets (A)	8.47%	8.99%	8.70%
Tangible equity to tangible assets (B)	7.75%	8.25%	7.97%
Book value per share (C)	$28.77	$29.70	$29.15
Tangible book value per share (D)	$26.10	$27.05	$26.50

Tangible equity to tangible assets excluding other comprehensive loss*	8.88%	8.44%	8.11%
Tangible book value per share excluding other comprehensive loss*	$30.29	$27.72	$26.99

*Excludes other comprehensive loss of $75.0 million for the quarter ended September 30, 2022, $12.4 million for the quarter ended December 31, 2021, and $9.0 million for the quarter ended September 30, 2021.

	As of
	September 30,		December 31,		September 30,
	2022		2021		2021
Regulatory Capital – Holding Company
Tier I leverage	$540,464	8.70%	$508,231	8.29%	$501,188	8.56%
Tier I capital to risk-weighted assets	540,464	10.86	508,231	10.62	501,188	10.97
Common equity tier I capital ratio to risk-weighted assets	540,440	10.86	508,207	10.62	501,159	10.97
Tier I & II capital to risk-weighted assets	733,988	14.74	700,790	14.64	691,044	15.12

Regulatory Capital – Bank
Tier I leverage (E)	$670,717	10.79%	$612,762	9.99%	$594,610	10.15%
Tier I capital to risk-weighted assets (F)	670,717	13.48	612,762	12.80	594,610	13.01
Common equity tier I capital ratio to risk-weighted assets (G)	670,693	13.48	612,738	12.80	594,581	13.01
Tier I & II capital to risk-weighted assets (H)	731,325	14.69	672,614	14.05	651,841	14.26

(A) Equity to total assets is calculated as total shareholders’ equity as a percentage of total assets at quarter end.

(B) Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at quarter end is calculated by dividing tangible equity by tangible assets at quarter end. See Non-GAAP financial measures reconciliation included in these tables.

(C) Book value per common share is calculated by dividing shareholders’ equity by quarter end common shares outstanding.

(D) Tangible book value per share excludes intangible assets. Tangible book value per share is calculated by dividing tangible equity by quarter end common shares outstanding. See Non-GAAP financial measures reconciliation tables.

(E) Regulatory well capitalized standard = 5.00% ($311 million)

(F) Regulatory well capitalized standard = 8.00% ($398 million)

(G) Regulatory well capitalized standard = 6.50% ($324 million)

(H) Regulatory well capitalized standard = 10.00% ($498 million)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

LOANS CLOSED

(Dollars in Thousands)

(Unaudited)

	For the Quarters Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2022	2022	2022	2021	2021
Residential loans retained	$17,885	$35,172	$41,547	$22,953	$36,845
Residential loans sold	4,898	9,886	15,669	20,694	24,041
Total residential loans	22,783	45,058	57,216	43,647	60,886
Commercial real estate	7,320	13,960	25,575	16,134	14,944
Multifamily	4,000	74,564	265,650	162,740	120,716
Commercial (C&I) loans/leases (A) (B)	251,249	332,801	143,029	341,886	143,121
SBA	5,682	10,534	26,093	27,630	11,570
Wealth lines of credit (A)	4,450	12,575	9,400	7,500	10,020
Total commercial loans	272,701	444,434	469,747	555,890	300,371
Installment loans	1,253	100	131	94	178
Home equity lines of credit (A)	5,614	3,897	1,341	5,359	2,535
Total loans closed	$302,351	$493,489	$528,435	$604,990	$363,970

	For the Nine Months Ended
	Sept 30,	Sept 30,
	2022	2021
Residential loans retained	$94,604	$89,742
Residential loans sold	30,453	95,346
Total residential loans	125,057	185,088
Commercial real estate	46,855	65,550
Multifamily	344,214	461,545
Commercial (C&I) loans (A) (B)	727,079	413,547
SBA (C)	42,309	86,276
Wealth lines of credit (A)	26,425	15,695
Total commercial loans	1,186,882	1,042,613
Installment loans	1,484	266
Home equity lines of credit (A)	10,852	8,574
Total loans closed	$1,324,275	$1,236,541

(A) Includes loans and lines of credit that closed in the period but not necessarily funded.

(B) Includes equipment finance.

(C) Includes PPP loans of $56 million for the nine months ended September 30, 2021.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	September 30, 2022			September 30, 2021
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$754,180	$2,853	1.51%	$820,574	$2,824	1.38%
Tax-exempt (A) (B)	3,226	30	3.72	6,035	64	4.24

Loans (B) (C):
Mortgages	513,864	3,861	3.01	503,621	3,779	3.00
Commercial mortgages	2,510,616	23,121	3.68	2,133,259	16,114	3.02
Commercial	2,016,590	23,362	4.63	1,826,368	16,553	3.63
Commercial construction	12,073	143	4.74	24,596	198	3.22
Installment	38,338	399	4.16	32,219	245	3.04
Home equity	36,706	451	4.91	43,182	357	3.31
Other	263	7	10.65	252	5	7.94
Total loans	5,128,450	51,344	4.00	4,563,497	37,251	3.27
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	232,158	1,162	2.00	413,623	142	0.14
Total interest-earning assets	6,118,014	55,389	3.62%	5,803,729	40,281	2.78%
Noninterest-earning assets:
Cash and due from banks	8,296			8,592
Allowance for credit losses	(59,464)			(64,100)
Premises and equipment	23,580			23,311
Other assets	97,583			201,287
Total noninterest-earning assets	69,995			169,090
Total assets	$6,188,009			$5,972,819

LIABILITIES:
Interest-bearing deposits:
Checking	$2,408,206	$5,127	0.85%	$2,098,827	$1,177	0.22%
Money markets	1,237,975	1,557	0.50	1,257,760	683	0.22
Savings	168,281	5	0.01	152,759	20	0.05
Certificates of deposit – retail	391,340	791	0.81	461,917	836	0.72
Subtotal interest-bearing deposits	4,205,802	7,480	0.71	3,971,263	2,716	0.27
Interest-bearing demand – brokered	85,000	345	1.62	85,000	385	1.81
Certificates of deposit – brokered	25,968	210	3.23	33,796	266	3.15
Total interest-bearing deposits	4,316,770	8,035	0.74	4,090,059	3,367	0.33
Borrowings	3,810	29	3.04	64,332	57	0.35
Capital lease obligation	5,106	61	4.78	6,147	74	4.82
Subordinated debt	132,874	1,363	4.10	132,588	1,358	4.10
Total interest-bearing liabilities	4,458,560	9,488	0.85%	4,293,126	4,856	0.45%
Noninterest-bearing liabilities:
Demand deposits	1,116,843			997,450
Accrued expenses and other liabilities	83,446			137,387
Total noninterest-bearing liabilities	1,200,289			1,134,837
Shareholders’ equity	529,160			544,856
Total liabilities and shareholders’ equity	$6,188,009			$5,972,819
Net interest income		$45,901			$35,425
Net interest spread			2.77%			2.33%
Net interest margin (D)			2.98%			2.42%
(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	September 30, 2022			June 30, 2022
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$754,180	$2,853	1.51%	$774,145	$3,535	1.83%
Tax-exempt (A) (B)	3,226	30	3.72	4,193	40	3.82

Loans (B) (C):
Mortgages	513,864	3,861	3.01	513,666	3,630	2.83
Commercial mortgages	2,510,616	23,121	3.68	2,552,128	21,185	3.32
Commercial	2,016,590	23,362	4.63	2,024,457	19,348	3.82
Commercial construction	12,073	143	4.74	16,186	162	4.00
Installment	38,338	399	4.16	37,235	297	3.19
Home equity	36,706	451	4.91	38,061	331	3.48
Other	263	7	10.65	258	6	9.30
Total loans	5,128,450	51,344	4.00	5,181,991	44,959	3.47
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	232,158	1,162	2.00	164,066	314	0.77
Total interest-earning assets	6,118,014	55,389	3.62%	6,124,395	48,848	3.19%
Noninterest-earning assets:
Cash and due from banks	8,296			9,715
Allowance for credit losses	(59,464)			(59,629)
Premises and equipment	23,580			22,952
Other assets	97,583			96,232
Total noninterest-earning assets	69,995			69,270
Total assets	$6,188,009			$6,193,665

LIABILITIES:
Interest-bearing deposits:
Checking	$2,408,206	$5,127	0.85%	$2,493,668	$2,330	0.37%
Money markets	1,237,975	1,557	0.50	1,234,564	579	0.19
Savings	168,281	5	0.01	163,062	5	0.01
Certificates of deposit – retail	391,340	791	0.81	411,202	651	0.63
Subtotal interest-bearing deposits	4,205,802	7,480	0.71	4,302,496	3,565	0.33
Interest-bearing demand – brokered	85,000	345	1.62	85,000	364	1.71
Certificates of deposit – brokered	25,968	210	3.23	33,470	261	3.12
Total interest-bearing deposits	4,316,770	8,035	0.74	4,420,966	4,190	0.38
Borrowings	3,810	29	3.04	3,873	10	1.03
Capital lease obligation	5,106	61	4.78	5,406	64	4.74
Subordinated debt	132,874	1,363	4.10	132,803	1,363	4.11
Total interest-bearing liabilities	4,458,560	9,488	0.85%	4,563,048	5,627	0.49%
Noninterest-bearing liabilities:
Demand deposits	1,116,843			1,029,538
Accrued expenses and other liabilities	83,446			79,882
Total noninterest-bearing liabilities	1,200,289			1,109,420
Shareholders’ equity	529,160			521,197
Total liabilities and shareholders’ equity	$6,188,009			$6,193,665
Net interest income		$45,901			$43,221
Net interest spread			2.77%			2.70%
Net interest margin (D)			2.98%			2.83%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$818,411	$9,995	1.63%	$822,262	$8,473	1.37%
Tax-exempt (A) (B)	4,035	117	3.87	6,961	243	4.65

Loans (B) (C):
Mortgages	511,999	11,148	2.90	501,276	11,559	3.07
Commercial mortgages	2,472,503	62,481	3.37	1,972,723	45,590	3.08
Commercial	2,016,533	60,911	4.03	1,900,231	49,992	3.51
Commercial construction	15,427	465	4.02	20,418	516	3.37
Installment	36,697	951	3.46	34,724	777	2.98
Home equity	38,324	1,106	3.85	45,672	1,133	3.31
Other	268	18	8.96	239	15	8.37
Total loans	5,091,751	137,080	3.59	4,475,283	109,582	3.26
Federal funds sold	—	—	—	64	—	0.13
Interest-earning deposits	174,833	1,505	1.15	465,287	367	0.11
Total interest-earning assets	6,089,030	148,697	3.26%	5,769,857	118,665	2.74%
Noninterest-earning assets:
Cash and due from banks	8,491			10,018
Allowance for credit losses	(60,026)			(67,592)
Premises and equipment	23,187			23,087
Other assets	119,908			203,344
Total noninterest-earning assets	91,560			168,857
Total assets	$6,180,590			$5,938,714

LIABILITIES:
Interest-bearing deposits:
Checking	$2,411,023	$8,695	0.48%	$1,996,663	$3,099	0.21%
Money markets	1,255,341	2,675	0.28	1,250,933	2,204	0.23
Savings	162,675	15	0.01	140,066	55	0.05
Certificates of deposit – retail	409,442	2,048	0.67	494,255	3,333	0.90
Subtotal interest-bearing deposits	4,238,481	13,433	0.42	3,881,917	8,691	0.30
Interest-bearing demand – brokered	85,000	1,082	1.70	100,110	1,334	1.78
Certificates of deposit – brokered	31,058	732	3.14	33,783	791	3.12
Total interest-bearing deposits	4,354,539	15,247	0.47	4,015,810	10,816	0.36
Borrowings	20,876	103	0.66	138,448	448	0.43
Capital lease obligation	5,389	193	4.78	6,376	229	4.79
Subordinated debt	132,803	4,090	4.11	165,053	5,650	4.56
Total interest-bearing liabilities	4,513,607	19,633	0.58%	4,325,687	17,143	0.53%
Noninterest-bearing liabilities:
Demand deposits	1,042,064			932,088
Accrued expenses and other liabilities	93,462			143,045
Total noninterest-bearing liabilities	1,135,526			1,075,133
Shareholders’ equity	531,457			533,894
Total liabilities and shareholders’ equity	$6,180,590			$5,934,714
Net interest income		$129,064			$101,522
Net interest spread			2.68%			2.21%
Net interest margin (D)			2.83%			2.35%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by period end common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by period end common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue. We calculate the efficiency ratio by dividing total noninterest expenses, excluding other real estate owned provision, as determined under GAAP, by net interest income and total noninterest income as determined under GAAP, but excluding net gains/(losses) on loans held for sale at lower of cost or fair value and excluding net gains on securities from this calculation, which we refer to below as recurring revenue. We believe that this provides a reasonable measure of core expenses relative to core revenue.

We believe these non-GAAP financial measures provide information that is important to investors and useful in understanding our financial position, results and ratios because our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

(Dollars in thousands, except share data)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Tangible Book Value Per Share	2022	2022	2022	2021	2021
Shareholders’ equity	$515,514	$520,324	$523,426	$546,388	$543,014
Less: Intangible assets, net	47,698	48,082	48,471	48,902	49,333
Tangible equity	$467,816	$472,242	$474,955	$497,486	$493,681
Less: other comprehensive loss	(74,983)	(58,727)	(40,938)	(12,374)	(9,035)
Tangible equity excluding other comprehensive loss	$542,799	$530,969	$515,893	$509,860	$502,716

Period end shares outstanding	17,920,571	18,190,009	18,370,312	18,393,888	18,627,910
Tangible book value per share	$26.10	$25.96	$25.85	$27.05	$26.50
Tangible book value per share excluding other comprehensive loss	$30.29	$29.19	$28.08	$27.72	$26.99
Book value per share	28.77	28.60	28.49	29.70	29.15

Tangible Equity to Tangible Assets
Total assets	$6,087,261	$6,151,167	$6,255,664	$6,077,993	$6,240,285
Less: Intangible assets, net	47,698	48,082	48,471	48,902	49,333
Tangible assets	$6,039,563	$6,103,085	$6,207,193	$6,029,091	$6,190,952
Less: other comprehensive loss	(74,983)	(58,727)	(40,938)	(12,374)	(9,035)
Tangible assets excluding other comprehensive loss	$6,114,546	$6,161,812	$6,248,131	$6,041,465	$6,199,987

Tangible equity to tangible assets	7.75%	7.74%	7.65%	8.25%	7.97%
Tangible equity to tangible assets excluding other comprehensive loss	8.88%	8.62%	8.26%	8.44%	8.11%
Equity to assets	8.47%	8.46%	8.37%	8.99%	8.70%

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Return on Average Tangible Equity	2022	2022	2022	2021	2021
Net income	$20,126	$20,100	$13,441	$14,855	$14,171

Average shareholders’ equity	$529,160	$521,197	$544,179	$543,035	$544,856
Less: Average intangible assets, net	47,922	48,291	48,717	49,151	48,757
Average tangible equity	$481,238	$472,906	$495,462	$493,884	$496,099

Return on average tangible common equity	16.73%	17.00%	10.85%	12.03%	11.43%

	For the Nine Months Ended
	Sept 30,	Sept 30,
Return on Average Tangible Equity	2022	2021
Net income	$53,667	$41,767

Average shareholders’ equity	$531,457	$533,894
Less: Average intangible assets, net	48,307	45,306
Average tangible equity	483,150	488,588

Return on average tangible common equity	14.81%	11.40%

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Efficiency Ratio	2022	2022	2022	2021	2021
Net interest income	$45,525	$42,893	$39,622	$37,212	$35,211
Total other income	16,383	18,508	14,714	18,964	17,781
Add:
Fair value adjustment for CRA equity security	571	475	682	139	70
Less:
Loss/(gain) on loans held for sale
at lower of cost or fair value	—	—	—	265	—
Loss on securities sale, net	—	—	6,609	—	—
Total recurring revenue	62,479	61,876	61,627	56,580	53,062

Operating expenses	33,560	32,659	34,169	31,704	32,185
Less:
Swap valuation allowance	—	—	673	893	1,350
Severance expense	—	—	1,476	—	—
Total operating expense	33,560	32,659	32,020	30,811	30,835

Efficiency ratio	53.71%	52.78%	51.96%	54.46%	58.11%

	For the Nine Months Ended
	Sept 30,	Sept 30,
Efficiency Ratio	2022	2021
Net interest income	$128,040	$100,849
Total other income	49,605	53,279
Add:
Fair value adjustment for CRA equity security	1,728	293
Less:
Loss on swap termination	—	842
Income from life insurance proceeds	—	(455)
Loss/(gain) on loans held for sale
at lower of cost or fair value	—	(1,407)
Loss on securities sale, net	6,609	—
Total recurring revenue	185,982	153,401

Operating expenses	100,388	94,463
Less:
Write-off of subordinated debt costs	—	648
Swap valuation allowance	673	1,350
Severance expense	1,476	1,532
Total operating expense	98,239	90,933

Efficiency ratio	52.82%	59.28%